                                                                 EXHIBIT a(1)(f)

                                 AMENDMENT NO. 5
                                       TO
             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
                                       OF
                         AIM INVESTMENT SECURITIES FUNDS

                This Amendment No. 5 to the Amended and Restated Agreement and Declaration of Trust of AIM Investment Securities Funds (this "Amendment") amends, effective as of June 11, 2003, the Amended and Restated Agreement and Declaration of Trust of AIM Investment Securities Funds (the "Trust") dated as of May 15, 2002, as amended (the "Agreement").

                Under Section 9.7 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.

                NOW, THEREFORE, the Agreement is hereby amended as follows:

        1. Section 3.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

                "Section 3.2 Trustees. The number of Trustees shall be such number as shall be fixed from time to time by a majority of the Trustees; provided, however, that the number of Trustees shall in no event be less than two (2) nor more than sixteen (16). The initial Trustees are those first identified above."

        2. All references in the Agreement to "this Agreement" shall mean the Agreement as amended by this Amendment.

        3. Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.

        IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of June 11, 2003.


                                        By: /s/ Robert H. Graham
                                           -------------------------------------
                                           Name:  Robert H. Graham
                                           Title: President

                                   APPENDIX B
                          COMPENSATION TO THE ADVISOR

        The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                               AIM HIGH YIELD FUND

NET ASSETS                                                   ANNUAL RATE
----------                                                   -----------
First $200 million...........................................  0.625%
Next $300 million............................................  0.55%
Next $500 million............................................  0.50%
Amount over $1 billion.......................................  0.45%

                                 AIM INCOME FUND
                        AIM INTERMEDIATE GOVERNMENT FUND
                             AIM MUNICIPAL BOND FUND

NET ASSETS                                                   ANNUAL RATE
----------                                                   -----------
First $200 million............................................  0.50%
Next $300 million.............................................  0.40%
Next $500 million.............................................  0.35%
Amount over $1 billion........................................  0.30%


                       AIM INTENATIONAL CORE EQUITY FUND

NET ASSETS                                                   ANNUAL RATE
----------                                                   -----------
All Assets ..................................................   1.00%

                       AIM LIMITED MATURITY TREASURY FUND

NET ASSETS                                                   ANNUAL RATE
----------                                                   -----------
First $500 million..........................................    0.20%
Amount over $500 million....................................    0.175%

                              AIM MONEY MARKET FUND

NET ASSETS                                                   ANNUAL RATE
----------                                                   -----------
First $1 billion.............................................   0.55%
Over $1 billion..............................................   0.50%

                              AIM REAL ESTATE FUND

NET ASSETS                                                   ANNUAL RATE
----------                                                   -----------
All Assets ..................................................   0.90%

                            AIM SHORT TERM BOND FUND

NET ASSETS                                                   ANNUAL RATE
----------                                                   -----------
All Assets ..................................................   0.40%

                           AIM TOTAL RETURN BOND FUND

NET ASSETS                                                   ANNUAL RATE
----------                                                   -----------
First $500 million...........................................   0.50%
Next $500 million............................................   0.45%
Over $1 billion..............................................   0.40%"

2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.



                                       3